Exhibit 10.1

                         EMPLOYMENT AGREEMENT


              AGREEMENT, dated as of March 30, 1996, by and between Joseph Sebastianelli (the "Executive") and U.S.
Healthcare, Inc., a Pennsylvania corporation ("U.S.
Healthcare" or the "Company").

              WHEREAS, the Board of Directors of the Company
(the "Board") and the Executive each desires that the Executive continue to furnish services to the Company on the terms and conditions hereinafter set forth; and

              WHEREAS, the parties desire to enter into this agreement setting forth the terms and conditions of the continued employment of the Executive with the Company;

              NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth below, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

              1.  Employment.  The Company hereby agrees to
                  __________
employ the Executive, and the Executive hereby accepts such employment, on the terms and conditions hereinafter set forth.

              2.  Term; Parties.  (a) Term.  The term of this
                  _____________       ____
Agreement (as extended from time to time, the "Term") shall commence on the date (the "Effective Date") of execution of the Agreement and Plan of Merger (the "Merger Agreement"), dated March 30, 1996, by and among the Company, Aetna Life and Casualty Company ("Aetna") and Butterfly, Inc. ("Parent"), and shall end on the fifth anniversary of the consummation of the merger contemplated by the Merger Agreement (the "Merger Date") or, if such merger is not consummated, the Effective Date, unless further extended as provided in this Section 2 or sooner terminated in the event that Executive's employment is terminated pursuant to
Section 6. Commencing on the fifth anniversary of the Merger Date (or, if there is no Merger Date, on the fifth anniversary of the Effective Date) and on each such subsequent anniversary, the Term shall automatically be extended for one additional year unless, not later than 180 days prior to such anniversary, the Company or the Executive shall have given notice not to extend the Term. The giving by the Company of a notice not to extend the Term shall not constitute a termination without Cause or a termination for Good Reason (each as defined in Section 6).







              (b)  Parties.  On and after the Merger Date, this
                   _______
Agreement shall be assigned to and assumed by Parent and all references herein to the Company shall mean Parent. On and after the Merger Date, to the extent that the Executive's employment is with U.S. Healthcare or Aetna, the obligation of the Company hereunder shall include the obligation to cause U.S. Healthcare or Aetna to act in accordance with the terms hereof.

              3.  Position and Duties.  Prior to the Merger
                  ___________________
Date, the Executive shall serve as an employee of U.S. Healthcare with the title of Co-President and Chief Medical Administrative Officer of U.S. Healthcare, shall report directly to the Chief Executive Officer and shall be responsible, together with Mr. Cardillo (referred to herein, collectively, as the "Co-Presidents"), for all of the lines of business and operations of U.S. Healthcare (including but not limited to all HMO, POS, indemnity health insurance and other lines of business and operations, the "Business"). From and after the Merger Date, the Business shall also include all of the domestic (U.S.) lines of business and operations of Aetna Health Plans (including but not limited to all Health, Specialty Health and Group Insurance lines of business and operations) and the Executive shall assume the position of Co-President of the Business. The Executive shall report directly and exclusively to the Chief Executive Officer of the Company, and the individuals who serve as the Chief Financial Officer, Chief Medical Officer, Senior Sales Officer and Chief Legal Officer of U.S. Healthcare as of the Effective Date shall report directly and exclusively to the Co-Presidents. The Co-Presidents shall also select and appoint those other senior officers who will be reporting directly to the Co-Presidents and will be responsible for other areas of responsibility for the Business (including but not limited to Group Insurance, Information Technology, Operations, Sales, National Accounts, Behavioral Health, Dental, Pharmacy, Health Education and Human Resources), provided, however, that such appointments shall be made only in consultation with and with the approval of the Chief Executive Officer of the Company. The Executive shall have such additional duties and responsibilities with respect to the Business as may be assigned to him by the Chief Executive Officer, provided that such duties and responsibilities are consistent with the Executive's position as Co-President and Chief Medical Administrative Officer of U.S. Healthcare. During the Term, the Executive agrees to devote substantially all his full working time, attention and energies during normal business hours to the performance of his duties for the Company, provided that the Executive may continue to participate and engage in



                             2



activities not associated with the Company consistent with the Executive's past practices at U.S. Healthcare.

              4.  Place of Performance.  The principal place of
                  ____________________
employment and office of the Executive shall be in Blue
Bell, Pennsylvania, or such other location as may be agreed to in writing by the Executive.

              5.  Compensation and Related Matters.
                  ________________________________

              (a)  Base Salary.  As compensation for the
                   ___________
performance by the Executive of his duties hereunder, the Company shall pay the Executive a base salary at an annual rate that is no less than the Executive's annual salary rate for 1996, including any deferred compensation and interest or earnings on such year's deferred compensation under the Company's current deferred compensation program (such amount, as from time to time in effect, hereinafter referred to as "Base Salary"). Base Salary shall be payable in accordance with U.S. Healthcare's normal payroll practices, shall be reviewed annually and may be increased upon such review. Base Salary, once increased, may not be decreased.

              (b)  Annual Bonus.  The Executive shall be
                   ____________
entitled to an annual bonus upon the attainment by the Company, U.S. Healthcare and/or the Business of reasonable performance goals, established in accordance with the past practice of U.S. Healthcare. The Executive's target bonus shall be equal to 80% of Base Salary, with appropriate increases or decreases upon the attainment of specified levels of Company, U.S. Healthcare and/or Business performance (such bonus hereinafter referred to as the "Annual Bonus"); provided, however, that with respect to
                 ________  _______
fiscal year 1997, in no event shall the Annual Bonus be less than 100% of target. If the Merger Date occurs during the fiscal year commencing in 1996, the Company shall pay to the Executive for such 1996 fiscal year 100% of the bonus which he would have received for the entire 1996 fiscal year as determined by U.S. Healthcare.

              (c)  Sign-On Bonus.  Upon the Merger Date, the
                   _____________
Company shall pay the Executive, in cash, an amount equal to the sum of (i) the Executive's then-current base salary (including deferred compensation and interest or earnings on such year's deferred compensation) and (ii) the aggregate value of the annual bonus paid or awarded (in cash and in shares of U.S. Healthcare common stock) to the Executive in respect of 1995, or, if the Merger Date is subsequent to December 31, 1996 and if the aggregate value of the annual bonus so paid or awarded to the Executive in respect of 1996




                             3



is higher, such 1996 annual bonus (the sum of such amounts hereinafter referred to as the "Sign-On Bonus").

              (d)  Stay Bonus.  The Executive shall be granted,
                   __________
as of the Merger Date, that number of restricted shares of common stock of Parent ("Parent Stock") which, when multiplied by the average closing price per share of Parent Stock on the ten trading dates immediately following the
Merger Date, shall be equal in amount to the Sign-On Bonus
(the "Restricted Stock Award"). The Restricted Stock Award shall be granted pursuant to a plan (i) that meets the requirements of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), (ii) the terms of which are acceptable to
U.S. Healthcare and (iii) the shares of Company Stock
reserved for issuance under which shall be registered in a timely manner on a Form S-8 (the "Plan"). Notwithstanding any provision of this Agreement to the contrary, the
Restricted Stock Award shall become vested (i.e., all
                                            ____
restrictions with respect thereto shall lapse) on the earliest to occur of (x) the second anniversary of the Merger Date, (y) a "change in control of Parent" (as defined in the Plan) following the Merger Date, or (z) upon termination of the Executive's employment by reason of death or Disability (as defined in Section 6 hereof), by the Company other than for Cause (as defined in Section 6 hereof) or by the Executive for Good Reason (as defined in
Section 6 hereof). If the Executive's employment is terminated by the Executive without Good Reason or by the Company for Cause prior to the second anniversary of the Merger Date, the Restricted Stock Award shall be forfeited in full. The Restricted Stock Award shall be subject to all other terms and conditions of the Plan, the rules and regulations thereunder, the applicable provisions of this Agreement and the document evidencing its terms and conditions reasonably acceptable to Executive. The
Restricted Stock Award is in addition to any other equity award made to the Executive under paragraph (e) of this
Section 5 and shall not be offset against or reduce such award or any other award, benefit or amount due under this Agreement.

              (e)  Future Equity Grants.  In addition to the
                   ____________________
Restricted Stock Award made pursuant to subsection (d) of this Section 6, the Executive shall from time to time be granted stock options and shares of restricted stock or other equity-based awards (collectively, "Equity Grants") on a basis no less favorable than such grants are made to similarly situated senior officers of the Company. Without limiting the generality of the foregoing, if the Merger Date occurs after Parent has granted awards in respect of




                             4



calendar year 1997, the Executive shall be entitled to receive an Equity Grant in respect of 1997.

              (f)  Expenses.  The Company shall reimburse the
                   ________
Executive for all reasonable business expenses, subject to the applicable policies and procedures of the Company then in force.

              (g)  Vacation.  The Executive shall be entitled to
                   ________
20 vacation days and that number of personal days and holidays as is consistent with U.S. Healthcare's current practices (including, with respect to up to the greater of 25 days or the number of days the Executive has accrued at the Effective Date, cash compensation in lieu thereof upon termination or expiration of this Agreement) or, if more favorable to the Executive, in accordance with the policies applicable generally to senior executives of the Company or any of its subsidiaries.

              (h)  Services Furnished.  The Company shall
                   __________________
furnish the Executive with appropriate office space and such other facilities and services as shall be suitable to the Executive's position and adequate for the performance of his duties as set forth in Section 3 hereof and on a basis at least as favorable as in effect immediately prior to the Merger Date, such office space and other facilities and services to be furnished at the location set forth in
Section 4 hereof.

              (i)  Other Benefits.  The Company shall provide to
                   ______________
the Executive such employee benefit plans and arrangements as are generally available to senior officers of the Company and its subsidiaries, including but not limited to retirement benefits, group life insurance, medical and dental insurance, and accident and disability insurance, which shall be provided on a basis reasonably comparable in the aggregate to those provided to him immediately prior to the Merger Date or, if more favorable to the Executive in the aggregate, to those provided to other senior officers of the Company and its subsidiaries.

              (j)  Restrictions on Sale of Securities; Payment
                   ___________________________________________
of Taxes.  From the date hereof to the earlier of the Merger
________
Date or the date on which the transaction contemplated by the Merger Agreement is abandoned, the Executive agrees that he will not sell or otherwise dispose of any shares of the common stock of U.S. Healthcare ("U.S. Healthcare Stock"), including shares subject to option, except for the partial cash-out of such shares and options in connection with the transaction contemplated by the Merger Agreement. During the one-year period following the Merger Date, the Executive




                             5



agrees that, so long as he remains employed by the Company or any of its subsidiaries, he will not sell or otherwise dispose of any shares or option shares of Parent Stock. Nothing herein shall prohibit the Executive from transferring any shares of U.S. Healthcare Stock or Parent Stock to a "Permitted Transferee," as defined in Article 5A.III of the U.S. Healthcare Articles of Incorporation. In consideration of the Executive's agreement under this
Section 5, the Company shall promptly reimburse the Executive for any and all income, wage and employment taxes (and any and all income and employment taxes on the reimbursement amount), payable by the Executive as the result of the acceleration of the vesting of restricted shares of U.S. Healthcare Stock on the Effective Date or as the result of the partial cash-out of shares of U.S. Healthcare Stock still subject to option on the Merger Date. In no event shall Executive be reimbursed for any income, wage or employment taxes that result from the exercise of any options.

              6.  Termination.  The Executive's employment
                  ___________
hereunder may be terminated as follows:

              (a)  Death.  The Executive's employment shall
                   _____
terminate upon his death, and the date of his death shall be the Date of Termination.

              (b)  Disability.  If, as a result of the
                   __________
Executive's incapacity due to physical or mental illness (as determined by a medical doctor mutually agreed to by the Executive or his legal representative and the Company), the Executive shall have been absent from his duties hereunder on a full-time basis for the entire period of six consecutive months and, within thirty (30) days after written Notice of Termination (as defined in subsection (f) of this Section 6) is given, shall not have returned to the performance of his duties hereunder on a full-time basis ("Disability"), the Company may terminate the Executive's employment hereunder. In this event, the Date of Termination shall be thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period).

              (c)  Cause.  The Company may terminate the
                   _____
Executive's employment in the event there occurs one or more of the following events that has not been cured (if curable) within thirty (30) days after written notice thereof has been given by the Company to the Executive ("Cause"); provided that the Company shall have delivered a written notice to the Executive within 120 days of its having actual




                             6



knowledge of the occurrence of any of such events stating that the Company intends to terminate the Executive's employment for Cause and specifying the factual basis for such termination:

              (i) the willful failure by the Executive to perform substantially the Executive's duties as an employee of the Company (other than due to physical or mental illness or after the delivery of a Notice of Termination for Good Reason by the Executive pursuant to subsection (f) of this Section 6);

              (ii) the Executive's engaging in misconduct that is materially injurious to the Company or any subsidiary or any affiliate of the Company;

              (iii) the Executive's having been convicted
      of, or entered a plea of nolo contendere to, a crime
                               ____ __________
      that constitutes a felony;

              (iv) the material breach by the Executive of any written covenant or agreement not to compete with the Company or any subsidiary or any affiliate; or

              (v) the breach by the Executive of his duty of loyalty to the Company which shall include, without limitation (A) the disclosure by the Executive of any confidential information pertaining to the Company or any subsidiary or any affiliate of the Company, other than (x) in the ordinary course of the performance of his duties on behalf of the Company or (y) pursuant to a judicial or administrative subpoena from a court or governmental authority with jurisdiction over the matter in question, (B) the harmful interference by the Executive in the business or operations of the Company or any subsidiary or any affiliate of the Company, (C) any attempt by the Executive to induce any employee, insurance agent, insurance broker or broker-dealer of the Company or any subsidiary or any affiliate to be employed or perform services elsewhere, other than actions taken by the Executive that are intended to benefit the Company or any subsidiary or affiliate and do not benefit the Executive financially other than as an employee or stockholder of the Company, (D) any attempt by the Executive to solicit the trade of any customer or supplier, or prospective customer or supplier, of the Company on behalf of any person other than the Company or a subsidiary thereof, other than actions taken by the Executive that are intended to benefit the Company or any subsidiary or affiliate and do not benefit the Executive financially other than as




                             7



      an employee or stockholder of the Company, provided,
                                                 ________
      however, that this provision shall only apply to any
      _______
      product or service which is in competition with a product or service of the Company or any subsidiary or affiliate thereof or (E) following the Merger Date, any breach or violation of the Company's Code of Conduct, as amended from time to time sufficient to warrant a for Cause termination consistent with the Company's past practice, consistently applied.

Notwithstanding the foregoing, (x) the failure of the Executive, the Company, U.S. Healthcare or the Business to achieve any particular level of performance shall not, in and of itself, constitute Cause hereunder, (y) neither a breach of the Executive's duty of loyalty to the Company as described in subclause (A) nor a breach of the Company's Code of Conduct as described in subclause (E) shall constitute Cause hereunder unless such breach has had or could reasonably be expected to have a significant adverse effect on the business or reputation of the Company and (z) the occurrence of any of the events described above, if done inadvertently or of de minimis effect, shall not constitute "Cause".

              (d)  Good Reason.  The Executive may terminate his
                   ___________
employment in the event there occurs one or more of the following events, without the written consent of the Executive, that has not been cured (if curable) within thirty (30) days after written notice thereof has been given by the Executive to the Company ("Good Reason"); provided that the Executive shall have delivered a written notice to the Chief Executive Officer of the Company within 120 days of his having actual knowledge of the occurrence of the event or events constituting Good Reason stating that he intends to terminate his employment for Good Reason and specifying the factual basis for such termination:

              (i)  a reduction in the Executive's annual
      Base Salary or incentive compensation opportunity as provided under Sections 5(a) and (b);

              (ii)  a reduction in the Executive's
      positions, an adverse change in the Executive's reporting relationship or a material reduction in the Executive's duties and responsibilities, in each case from those described in Section 3 hereof;

              (iii)  the relocation of the Executive's
      principal place of employment to a location more than 20 miles from the location at which he performed his principal duties on the date immediately prior to such




                             8



      relocation, or requiring the Executive to perform the principal portion of his duties in the greater
      Hartford, Connecticut area;

              (iv)  a breach of the obligation to provide
      the Executive with the benefits required to be provided in accordance with Section 5(i);

              (v)  a failure by the Company to pay any
      amounts due and owing to the Executive within 10 days following written notice from the Executive of such failure to pay;

              (vi)  any other material breach of the
      Company's obligations to the Executive hereunder that materially affects the compensation or benefits payable to Executive or materially impairs the Executive's ability to perform the duties and responsibilities of his position;

              (vii)  the failure of the Company to obtain
      the assumption and agreement in writing of its obligation to perform this Agreement in accordance with
      Section 12(a) hereof (A) by Parent on the Merger Date and (B) following the Merger Date, by any successor to Parent on the effective date of such succession; or

              (viii)  a breach of Section 7.11(c) of the
      Merger Agreement.

The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder. In the event of a termination for Good Reason, the Date of Termination shall be the date specified in the Notice of Termination, which shall be no more than thirty (30) days after the Notice of Termination.

              (e)  Other Terminations.  If the Executive's
                   __________________
employment is terminated hereunder for any reason other than as set forth in subsections (a) through (d) of this Section 6, the date on which a Notice of Termination is given or any later date (within 30 days) set forth in such Notice of Termination shall be the Date of Termination.

              (f)  Notice of Termination.  Any purported
                   _____________________
termination of the Executive's employment (other than termination pursuant to subsection (a) of this Section 6) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 13 hereof. For purposes of this Agreement, a "Notice of Termination"




                             9



shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. In addition, prior to the second anniversary of the Merger Date, a Notice of Termination is required to include a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board, (which two-thirds must include Leonard Abramson or a U.S. Healthcare designee) at a meeting of such Board which was called and held for the purpose of considering such termination.

              (g)  Dispute Concerning Termination.  If within
                   ______________________________
fifteen (15) days after any Notice of Termination (other
than with respect to a termination of the Executive's
employment by the Company without Cause) is given, or, if
later, prior to the Date of Termination (as determined
without regard to this Section 6(g)), the party receiving
such Notice of Termination notifies the other party that a
dispute exists concerning the termination, the Date of
Termination shall be extended until the earlier of (i) the
date on which the Term ends or (ii) the date on which the
dispute is finally resolved, either by mutual written
agreement of the parties or by binding arbitration;
provided, however, that the Date of Termination shall be
________  _______
extended by a notice of dispute given by the Executive only if such notice is given in good faith and the Executive pursues the resolution of such dispute with reasonable diligence.

              (h)  Compensation During Dispute.  If the Date of
                   ___________________________
Termination is extended in accordance with subsection (g) of this Section 6, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary and Annual Bonus) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the Date of Termination, as determined in accordance with subsection (g) of this Section 6. Amounts paid under this
Section 6(h) shall not be offset against or reduce any other amounts due under Section 7 of this Agreement.

              7.  Compensation During Disability or Upon
                  _______________________________________
Termination.
___________

              (a)  Disability Period.  During any period that
                   _________________
the Executive fails to perform his duties hereunder as a




                             10



result of incapacity due to physical or mental illness ("Disability Period"), the Executive shall continue to (i) receive his full Base Salary, (ii) remain eligible to receive an Annual Bonus under Section 5(b) hereof, and (iii) participate in the programs described in Section 5(i) hereof (except to the extent such participation is not permitted under the terms of such programs). Such payments made to the Executive during the Disability Period shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under disability benefit plans of the Company or under the Social Security disability insurance program, and which amounts were not previously applied to reduce any such payment.

              (b)  Death.  If the Executive's employment
                   _____
hereunder is terminated as a result of death, then:

                   (i)  the Company shall pay the Executive's
      estate or designated beneficiary, as soon as practicable after the Date of Termination, (A) any amounts earned, accrued or owing the Executive hereunder for services prior to the Date of Termination (including accrued deferred compensation and unused vacation and personal time) and (B) for a period of one year following the Date of Termination, such Base Salary and Annual Bonus as the Executive would have received during such period had he remained in the employ of the Company;

                   (ii)  the vesting and exercisability of all
      then outstanding equity-based awards shall be governed, as applicable, in accordance with Section 5(d) of this Agreement or the terms of the U.S. Healthcare or Aetna, as the case may be, document under which they were initially granted (except that the vesting of awards granted under the U.S. Healthcare incentive plans prior to the Effective Date shall be governed by Section 1.7 of the Merger Agreement); and

                   (iii)  the Company shall have no additional
      obligations to the Executive under this Agreement except to the extent otherwise provided in the applicable plans and programs of the Company.

                   (c)  Disability.  If the Executive's employment
                        __________
      hereunder is terminated as a result of Disability, then:

                        (i)  the Company shall pay the Executive, as
      soon as practicable after the Date of Termination, (A) any amounts earned, accrued or owing the Executive hereunder for services prior to the Date of Termination




                             11



      (including accrued deferred compensation and unused vacation and personal time) and (B) for a period of one year following the Date of Termination, such Base Salary and Annual Bonus as the Executive would have received during such period had he remained in the employ of the Company, offset by any amounts received by the Executive pursuant to subsection (ii) of this
      Section 7(c);

                        (ii)  the Executive shall receive, until the
      date the Executive reaches age 65 or, if earlier, until his death, the salary-related disability benefits provided in accordance with, and subject to the conditions of, the long-term disability program then in effect for senior executives of the Company;

                        (iii)  the vesting and exercisability of all
      then outstanding equity-based awards shall be governed, as applicable, in accordance with Section 5(d) of this Agreement or the terms of the U.S. Healthcare or Aetna, as the case may be, document under which they were initially granted (except that the vesting of awards granted under the U.S. Healthcare incentive plans prior to the Effective Date shall be governed by Section 1.7 of the Merger Agreement); and

                        (iv)  the Company shall have no additional
      obligations to the Executive under this Agreement except to the extent otherwise provided in the applicable plans and programs of the Company.

              (d)  Termination by Company for Cause or By
                   _______________________________________
Executive other than for Good Reason.  If the Executive's
____________________________________
employment hereunder is terminated by the Company for Cause or by the Executive (other than for Good Reason), then:

                   (i)  the Company shall pay the Executive, as
      soon as practicable after the Date of Termination, any amounts earned, accrued or owing the Executive hereunder for services prior to the Date of Termination (including accrued deferred compensation and unused vacation and personal time);

                   (ii)  the vesting and exercisability of all
      then outstanding equity-based awards shall be governed, as applicable, in accordance with Section 5(d) of this Agreement or the terms of the U.S. Healthcare or Aetna, as the case may be, document under which they were initially granted (except that the vesting of awards granted under the U.S. Healthcare incentive plans prior




                             12



      to the Effective Date shall be governed by Section 1.7 of the Merger Agreement); and

                   (iii)  the Company shall have no additional
      obligations to the Executive under this Agreement except to the extent otherwise provided in the applicable plans and programs of the Company.

              (e)  Termination by Company without Cause or by
                   ___________________________________________
the Executive with Good Reason.  If the Executive's
______________________________
employment hereunder is terminated by the Company (other than for Cause or Disability) or by the Executive for Good Reason, then:

                   (i)  the Company shall pay the Executive, as
      soon as practicable after the Date of Termination, any amounts earned, accrued or owing the Executive hereunder for services prior to the Date of Termination (including accrued deferred compensation and unused vacation and personal time);

                   (ii)  notwithstanding any provision of any
      annual bonus plan to the contrary, the Company shall pay to the Executive, as soon as practicable after the Date of Termination, a lump sum amount, in cash, equal to the sum of (A) any annual bonus which has been allocated or awarded to the Executive for a completed fiscal year preceding the Date of Termination under any such plan and which, as of the Date of Termination, is contingent only upon the continued employment of the Executive to a subsequent date, and (B) a pro rata portion to the Date of Termination of the aggregate value of all contingent annual bonus awards to the Executive for all then uncompleted fiscal years (other than the fiscal year commencing in 1996) under any such plan, calculated as to each such award by multiplying the award that the Executive would have earned for the entire performance award period, assuming the achievement, at the target level, of the individual and corporate performance goals established with respect to such award, by the fraction (the "Fraction") obtained by dividing the number of full months and any fractional portion of a month during such performance award period through the Date of Termination by the total number of months contained in such performance award period; provided, however, that, in the event
                    ________  _______
      that the Executive's actual award (the "Actual Award") would have exceeded the target award had he remained in the employ of the Company until the end of any such performance award period, then the Company shall pay the Executive, as soon as practicable following the end




                             13



      of such period, an amount equal to the product of the Fraction and the excess of the Actual Award over the target award; and

                   (iii) the Company shall pay to the Executive a severance payment in cash, 50% of which is payable in a lump sum on the Date of Termination and, subject to the Executive's continued compliance with the applicable provisions of Section 10 hereof (provided that the Executive be given an opportunity to cure (if curable) any breach of such Section 10 in accordance with
      Section 10(d) hereof), the remaining 50% of which is payable in a lump sum on the first anniversary of the Date of Termination, equal to three times the sum of
      (A) the higher of the Executive's Base Salary as in effect immediately prior to the occurrence of the event or circumstance upon which the Notice of Termination is based and the Executive's annual base salary (including amounts deferred and any interest accrued thereon) in effect immediately prior to the Merger Date, and (B) the then current target annual bonus;

                   (iv)  (A) the exercisability of all then
      outstanding equity-based awards granted under the U.S. Healthcare incentive plans prior to the Merger Date shall be governed in accordance with the terms of such U.S. Healthcare incentive plans, (B) the vesting of restricted stock awards granted pursuant to Section 5(d) shall be governed in accordance with the terms of such Section and (C) all then outstanding equity-based awards granted under the Parent incentive plans shall continue to vest over the one year period following the Date of Termination and be exercisable through the 90 day period following such one year period;

                   (v)  for the thirty-six (36) month period
      immediately following the Date of Termination, the Company shall arrange to provide the Executive with life, disability, accident and health insurance benefits ("Insurance Benefits") and with pension plan benefits substantially similar, and on substantially similar terms, to those which the Executive is receiving immediately prior to the Notice of Termination or the economic equivalent thereof, which provision of Insurance Benefits shall satisfy all of the conditions necessary to avoid the imposition of any tax under section 4980B of the Code. Insurance Benefits otherwise receivable by the Executive pursuant to this Section 7(e)(v) shall be reduced to the extent comparable benefits are actually received by, or made available to, the Executive without cost during the




                             14



      thirty-six (36) month period following the Executive's termination of employment (and any such benefits actually received by or made available to the Executive shall be reported to the Company by the Executive);

                   (vi)  if the Executive would have become
      entitled to benefits under the Company's postretirement health care or life insurance plans, as in effect immediately prior to the Effective Date (or, if there is a Merger Date, immediately prior to the Merger Date) or the Date of Termination (whichever is more favorable to the Executive), had the Executive's employment terminated on the date which is thirty-six (36) months after the Date of Termination, the Company shall provide such postretirement health care or life insurance benefits to the Executive and the Executive's dependents commencing on the later of (A) the date on which such coverage would have first become available (disregarding for these purposes the thirty-six (36) month period referred to above) and (B) the date on which benefits described in subsection (v) of this
      Section 7(e) shall terminate; and

                   (vii)  the Company shall have no additional
      obligations to the Executive under this Agreement except to the extent otherwise provided in the applicable plans and programs of the Company.

         8.  Gross-Up for Excise Tax.  (a)  Whether or not
             _______________________
the Executive becomes entitled to any payments under Section 7 hereof, if any payments or benefits received or to be received by the Executive (whether pursuant to Section 5 hereof or any other provision of this Agreement or any other plan, arrangement or agreement with the Company or, with respect to his employment by the Company, with any other person (such payments or benefits, excluding the Gross-Up Payment described herein, being hereinafter referred to as the "Total Payments") will be subject to any excise tax imposed under section 4999 of the Internal Revenue Code of 1986, as amended (the "Excise Tax"), the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments.

         (b) For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all of the Total Payments shall be treated as "parachute payments" (within the meaning




                             15



of section 280G(b)(2) of the Code) unless, in the opinion of Tax Counsel, a reasonable basis exists for determining that such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(4)(A) of the Code, (ii) all "excess parachute payments" within the meaning of section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, a reasonable basis exists for determining that such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of section 280G(b)(4)(B) of the Code) in excess of the "base amount" (within the meaning of section 280G(b)(3) of the Code) allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination (or if there is no Date of Termination, then the date on which the Gross-Up Payment is calculated for purposes of this Section
8), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

         (c) In the event that the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in Excise Tax and/or a federal, state or local income or employment tax deduction) plus interest on the amount of such repayment at 120% of the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any




                             16



interest, penalties or additions payable by the Executive with respect to such excess) at the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise
Tax with respect to the Total Payments.

         9.  Mitigation.  The Executive shall not be
             __________
required to mitigate amounts payable pursuant to Section 7 hereof by seeking other employment or otherwise, nor, except as provided in Section 7(e)(v), shall there be any offset against such payments on account of (a) any remuneration attributable to any subsequent employment that he may obtain or (b) any claims the Company may have against the Executive.

         10.  Noncompetition and Confidentiality.
              __________________________________

         (a)  Noncompetition.  Prior to, and for a period
              ______________
of one year following, termination of the Executive's employment during the Term other than by the Company without Cause or by the Executive for Good Reason, the Executive shall not become associated, whether as a principal, partner, employee, consultant or shareholder (other than as a holder of not in excess of 1% of the outstanding voting shares of any publicly traded company), with any entity that is actively engaged in any geographic area in any business which is in substantial and direct competition with the Business; provided, however, nothing in this Section 10(a) shall preclude the Executive from performing services solely and exclusively for a division or subsidiary of such an entity that is engaged in a noncompetitive business.

         (b)  Nondisclosure, Nonsolicitation and
              __________________________________
Cooperation.
___________

              (i)  the Executive shall not (except to the
     extent required by an order of a court having competent jurisdiction or under subpoena from an appropriate government agency) disclose to any third person, whether during or subsequent to the Executive's employment with the Company, any trade secrets; customer lists; product development and related information; marketing plans and related information; sales plans and related information; operating policies and manuals; business plans; financial records; or other financial, commercial, business or technical information related to the Company or any subsidiary or affiliate thereof unless such information has been previously disclosed to the public by the Company or




                             17



     has become public knowledge other than by a breach of this Agreement; provided, however, that this limitation
                     ________  _______
     shall not apply to any such disclosure made while the Executive is employed by the Company, or any subsidiary or affiliate thereof in the ordinary course of the performance of the Executive's duties;

              (ii)  prior to, and for two years following,
     termination of the Executive's employment during the Term, the Executive shall not attempt to induce any employee or Insurance Agent (as defined below) employed by or performing services for the Business to be employed or perform services elsewhere, provided that this covenant shall not preclude the Executive from taking any actions during the Term that (x) are intended to benefit the Company or any subsidiary or affiliate and (y) do not benefit the Executive financially other than as an employee or stockholder of the Company;

              (iii) prior to, and for two years following, termination of the Executive's employment during the Term, the Executive shall not attempt to induce any insurance agent or agency, insurance broker, broker-dealer or supplier of the Business to cease providing services to the Business, provided that this covenant shall not preclude the Executive from taking any actions during the Term that (x) are intended to benefit the Company or any subsidiary or affiliate and
     (y) do not benefit the Executive financially other than as an employee or stockholder of the Company; and

              (iv)  prior to, and for two years following,
     termination of the Executive's employment during the Term, the Executive shall not attempt to solicit, on behalf of any person or entity other than the Business, the trade of any individual or entity which, at the time of the solicitation, is a customer of the Business, or which the Business is undertaking reasonable steps to procure as a customer at the time of or immediately preceding termination of the Term; provided, however, that this limitation shall only
     ________  _______
     apply to (x) any product or service which is in competition with a product or service of the Business and (y) with respect to any customer with whom the Executive has or had (by virtue of the Executive's position or otherwise) a personal relationship.

Solely for purposes of subsection (b)(ii) of this Section
10, the term "Insurance Agent" shall mean those insurance agents or agencies representing the Company or any




                             18



subsidiary or affiliate thereof, that are exclusive or career agents or agencies of the Company or any subsidiary or affiliate thereof, or any insurance agents or agencies which derive 50% or more of their business revenue from the Company or any subsidiary or affiliate thereof (calculated on an aggregate basis for the 12-month period prior to the date of determination or such other similar period for which such information is more readily available).

              (c)  Company Property.  Promptly following the
                   ________________
Executive's termination of the Executive's employment, the Executive shall return to the Company all property of the Company, and all copies thereof in the Executive's possession or under his control.

              (d)  Intention of the Parties.  If any provision
                   ________________________
of Section 10 is determined by an arbitrator (or a court of competent jurisdiction asked to enforce the decision of the arbitrator) not to be enforceable in the manner set forth in this Agreement, the Company and Executive agree that it is the intention of the parties that such provision should be enforceable to the maximum extent possible under applicable law and that such arbitrator (or court) shall reform such provision to make it enforceable in accordance with the intent of the parties. Executive acknowledges that a material part of the inducement for the Company to provide the salary and benefits evidenced hereby is Executive's covenants set forth in Section 10(a), (b) and (c) and that the covenants and obligations of Executive with respect to nondisclosure and nonsolicitation relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies are not available at law. Therefore, Executive agrees that, if Executive shall materially breach any of those covenants following termination of employment and such breach is not cured (if curable) within ten (10) days following receipt of written notification thereof that specifies the manner in which the Company believes the Executive has breached such covenants, the Company shall have no further obligation to pay Executive any benefits otherwise payable under Sections 7(e)(iii), (v) and (vi) and the Company shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post a bond) restraining Executive from committing any violation of the covenants and obligations contained in Section 10(a), (b) and (c). The remedies in the preceding sentence are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity as an arbitrator (or court) shall reasonably determine.




                             19



              (e)  Waiver.  Without limiting the generality of
                   ______
the foregoing, upon request of the Executive prior to engaging in any conduct otherwise prohibited by this Section
10, the Company may, in its sole discretion, waive in writing, on such terms and conditions as it may deem appropriate, any violation of this Section 10 which would otherwise occur due to such conduct.

              11.  Indemnification; Attorneys' Fees.  The
                   ________________________________
Company shall indemnify the Executive to the full extent authorized by law and the Charter and By-Laws of the Company, as applicable, for all expenses, costs, liabilities and legal fees which the Executive may incur in the discharge or course of his duties hereunder. The Executive shall be insured under the Company's Directors' and Officers' Liability Insurance Policy as in effect from time to time. The Executive shall be deemed a third party beneficiary with respect to Section 7.6 of the Merger Agreement and, as such, shall have the right to enforce such provisions as if he were party to the Merger Agreement. In connection with any dispute or proceeding arising under this Agreement where the Executive is ultimately the substantially prevailing party, the Company shall promptly reimburse Executive for all costs, including without limitation the reasonable attorneys' fees of any attorney of the Executive's choosing, incurred by the Executive in any such dispute or proceeding arising under this Agreement.
Any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 11.

              12.  Successors; Binding Agreement.
                   _____________________________

              (a)  Company's Successors.  The Company shall
                   ____________________
require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 12 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. This Agreement shall not otherwise be assignable by the Company.

              (b)  Executive's Successors.  This Agreement shall
                   ______________________
not be assignable by the Executive.  This Agreement and all




                             20



rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. Upon the Executive's death, all amounts to which he is entitled hereunder, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

              13.  Notices.  For the purpose of this Agreement,
                   _______
notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or received by facsimile or three (3) days after mailing by United States certified mail, return receipt requested, postage prepaid, addressed, if to the Executive, to the address inserted below the Executive's signature on the final page hereof and, if to the Company, to the attention of the General Counsel except where this Agreement provides otherwise. Notice of change of address or addressee shall be effective only upon actual receipt.

              14.  Disputes.  This Agreement shall be construed
                   ________
in accordance with and governed by the law of the Commonwealth of Pennsylvania (without regard to principles of conflict of laws). All claims and controversies related to or stemming from this Agreement or the Executive's employment with the Company, except actions for equitable relief pending an arbitration award, shall be submitted to binding arbitration in Blue Bell, Pennsylvania by a panel of three neutral arbitrators under the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon an award of the arbitrators may be entered and enforced in any court having jurisdiction.

              15.  Miscellaneous.  No provision of this
                   _____________
Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Subject to the provisions of Section 5(j) and 8 hereof, payments provided for hereunder shall be paid net of any applicable




                             21



withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under this Agreement which by their nature may require either partial or total performance after the expiration of the Term shall survive such expiration. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

              16.  Counterparts.  This Agreement may be executed
                   ____________
in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

              17.  Entire Agreement.  This Agreement between the
                   ________________
Company and the Executive sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes, as of the Effective Date, all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by the parties hereto in respect of the subject matter contained herein; and any prior agreement of the parties hereto in respect of the subject matter contained herein shall be terminated and canceled as of the Effective Date.


                             22


              IN WITNESS WHEREOF, the parties hereto have executed this Agreement on March 30, 1996 to be effective as of the Effective Date.

                             U.S. Healthcare

                             By:_____________________
                                 Name:
                                 Title:


                             __________________________
                             Joseph Sebastianelli

                             __________________________
                             __________________________
                             __________________________
                             Address of Executive

                             23